As filed with the Securities and Exchange Commission on April 30, 1997.
                          Registration No. 33-27494-FW.

           SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                        FORM S-8
                 REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT OF 1933


                NEW FRONTIER MEDIA, INC.
     (Exact name of registrant as specified in its charter)

               Colorado                      84-1084061
          (State or other jurisdiction of    (I.R.S. Employer Identification
          incorporation or organization)      Number)

                   1050 Walnut Street
                       Suite 301
                Boulder, Colorado 80302
                     (303) 444-0632
     (Address, including zip code, and telephone number, including area code, of registrant's principal place of business)


                     Michael Weiner
             1050 Walnut Street, Suite 301
                Boulder, Colorado 80302
                     (303) 444-0632
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

     CONSULTING AGREEMENT WITH INTERNATIONAL CORPORATE DEVELOPMENT,
     INC.;  CONSULTING AGREEMENT WITH JAMES TILTON;   LEGAL SERVICES
     AGREEMENT WITH KRAUSMAN, L.L.C.
               (Full title of the Plans)

     Approximate Date of Proposed Sale to the Public:
     As soon as practicable after this Registration Statement becomes effective.

            CALCULATION OF REGISTRATION FEE

Title of Each        Amount    Proposed    Proposed     Amount
Class of Security    Being     Maximum     Maximum        of
being Registered   Registered  Offering    Aggregate   Registration
                               Price Per   Offering       Fee
                                Share       Price

Common Stock,      70,000       $7,50      $ 585,000    $ 208.93
$.001 par value    Shares

TOTAL                                      $ 585,000    $ 208.93

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                NEW FRONTIER MEDIA, INC.
                 CROSS REFERENCE SHEET

       Pursuant to Item 501(b) of Regulation S-B
     Showing Location in Prospectus of Information
             Required by Items of Form S-8

Item Number and Heading in
Form S-8 Registration Statement              Caption or Location in Prospectus

1. Forepart of Registration Statement and    Facing Page of Registration
Outside Front Cover Page of the Prospectus   Statement and Cover Page of
                                             Prospectus

2. Inside Front and Outside Back Cover       Inside Cover Page of Prospectus
Pages of Prospectus                          and Outside Cover Page of
                                             Prospectus

3. Summary Information, Risk Factors and     Not Applicable
Ratio of Earnings To Fixed Charges

4. Use of Proceeds                           Not Applicable

5. Determination of Offering Price           Not Applicable

6. Dilution                                  Not Applicable

7. Selling Security Holders                  Sales by Selling Security Holders

8. Plan of Distribution                      Cover Page of Prospectus and
                                             Sales by Selling Security Holders

9. Description of Securities to be           Description of Securities;
Registered                                   Consulting Agreement with
                                             International Corporate
                                             Development, Inc.;  Consulting
                                             Agreement with James Tilton;
                                             Legal Services Agreement with
                                             Krausman, L.L.C.

10. Interest of Named Experts and Counsel     Legal Matters

11. Material Changes                          Not Applicable

12. Incorporation of Certain Information      Incorporation of Certain
by Reference                                  Documents by Reference

13. Description of Business                   Proposed Business

14. Disclosure of Commission Position on      Indemnification of Directors
Indemnification for Securities Act            and Officers
Liabilities

PROSPECTUS DATED APRIL 30, 1997.

            NEW FRONTIER MEDIA, INC.
          78,000 Shares of Common Stock

ISSUED PURSUANT TO THE COMPANY'S CONSULTING AGREEMENT WITH
INTERNATIONAL CORPORATE DEVELOPMENT, INC.; CONSULTING AGREEMENT
WITH JAMES TILTON, AND LEGAL SERVICES AGREEMENT WITH KRAUSMAN, L.L.C.

This Prospectus is part of a Registration Statement which registers a total of 78,000 shares of Common Stock, $.0001 par value per share (the "Shares"), of New Frontier Media, Inc. (the "Company"), of wihich 70,000 shares will be issued to Donald S. Whitlock, president and sole shareholder of International Corporate Development, Inc., a consultant to the Company ("Whitlock" and
"ICD," respectively); 5,000 shares will be issued to James Tilton, a consultant to the Company ("Tilton"); and 3,000 shares will be issued to Kent D. Krausman, sole owner of Krausman, L.L.C. ("Krausman"). The Shares to be issued to ICD will be issued pursuant to a performance schedule set forth in the consulting agreement between the Company and ICD dated April 21, 1997 (the "ICD
Agreement").   The Shares to be issued to Tilton will be issued pursuant to a consulting agreement between the Company and Tilton, dated April 15, 1997 (the "Tilton Agreement"). The Shares to be issued to Krausman will be issued pursuant to the terms of a Legal Services Agreement between the Company and Krausman, L.L.C. dated April 20, 1997 (the "LSA"). Whitlock, Tilton, and Krausman have informed the Company that they intend to sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales. The Company's principal executive office is located at 1050 Walnut Street, Suite 301, Boulder, Colorado 80302. The telephone number is (303) 444-0632.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issued under the terms of the ICD Agreement, the Tilton Agreement, and the LSA shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

     The date of this Prospectus is April 30, 1997.

                 AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the Bulletin Board under the symbol "NOOF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 78,000 shares of the Company's Common Stock offered by this Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

1. The Company's Annual Report on Form 10-KSB filed for the year ended March 31, 1996, and the Company's Quarterly Report on Forms 10-QSB for the quarters ended June 30, 1996, September 30, 1996, and December 31, 1996.

2. All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, at the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to the Company at 1050 Walnut Street, Suite 301, Boulder, Colorado 80302.

INFORMATION WITH RESPECT TO THE COMPANY

This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended March 31, 1996 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1996, September 30, 1996, and December 31, 1996. These Annual and Quarterly Reports, as well as all other reports filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange
Act, are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person to the Company at 1050 Walnut Street, Suite 301, Boulder, Colorado 80302, telephone
(303) 444-0632.

CONSULTING AGREEMENT WITH INTERNATIONAL CORPORATE DEVELOPMENT, INC.

General

On April 21, 1997, the Company entered into a Consulting Agreement with ICD, pursuant to which the Company agreed to issue Whitlock, president and sole shareholder of ICD, up to 70,000 shares of Common Stock of the Company, in return for consulting and financial public relations services rendered to the Company by ICD. The term of the Agreement is six months. Under the terms of the Agreement, ICD will provide public relations and general shareholder relations services to the Company.

Compensation

In connection with the ICD Agreement, the Company has agreed to issue up to 70,000 shares of Common Stock of the Company to Whitlock, president and sole shareholder of ICD, and further agreed to register the Shares by filing a Registration Statement on Form S-8. The Shares will be held in escrow pending performance of the terms of the Agreement by ICD, according to a performance scheduled contained in the Agreement. In the event ICD fails to perform some or all of the terms of the Agreement, some or all of the Shares may be forfeited by ICD.

CONSULTING AGREEMENT WITH JAMES TILTON

General

On April 10, 1997, the Company entered into a Consulting Agreement with Tilton, pursuant to which the Company agreed to issue Tilton 5,000 shares of Common Stock of the Company, in return for consulting and financial public relations services rendered to the Company by Tilton. The term of the Agreement is six months. Under the terms of the Agreement, Tilton will provide public relations and general shareholder relations services to the Company.

Compensation

Pursuant to the terms of the Tilton Agreement, the Company has agreed to issue 5,000 shares of Common Stock of the Company to Tilton, and further agreed to register the Shares by filing a Registration Statement on Form S-8.

LEGAL SERVICES AGREEMENT WITH KENT D. KRAUSMAN

General

On April 20, 1997, the Company entered into a Legal Services Agreement with Krausman, L.L.C. Kent D. Krausman is the sole owner and manager of Krausman,
L.L.C.   Pursuant to the terms of the LSA,  the Company has agreed to issue Mr.
Krausman 3,000 shares of Common Stock of the Company in return for Mr. Krausman's legal services, to be provided at a discounted rate. The term of the LSA is approximately one year, through the end of the Company's fiscal year on March 31, 1998. Under the terms of the LSA, Mr. Krausman will provide legal services to the Company in the areas of securities drafting, compliance, and structuring; general corporate advice; mergers and acquisitions, including but not limited to analysis and valuation of candidates; and structuring and drafting of private placement and public offering documents. Mr. Krausman is a director, and thus an affiliate, of the Company.

Compensation

In connection with the LSA, the Company has agreed to issue 3,000 shares of Common Stock of the Company to Mr. Krausman, and further agreed to register the Shares by filing a Registration Statement on Form S-8 within 90 days of the execution of the LSA.

RESTRICTIONS UNDER SECURITIES LAWS

The sales of the Shares must be made in accordance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, under Rule 144, or under any other available exemption from registration. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Exchange Act. The Company does not consider Whitlock, ICD, or Tilton affiliates. Whitlock, ICD, Tilton, and Krausman are not 10% or greater stockholders of the Company. Krausman is a director of the Company.

SALES BY SELLING SECURITY HOLDERS

The following table sets forth the name of the Selling Security Holders, the number of shares of Common Stock held directly or indirectly, the maximum number of Shares to be offered by the Selling Security Holders, the maximum sales price of the Shares, and the number and percentage of shares to be held by the Selling Security Holders following sale of the Shares. Unless otherwise indicated, each of the Selling Security Holders has sole voting and investment power with respect to shares beneficially owned.


Name of Selling     Number of  Shares   Maximum   Shares to   % Owned
Security Holder     Shares     to be    Offering  be Owned    After
                    Owned      Offered  Price Per After the   Offering
                                        Share     Offering     (1)

Donald S. Whitlock  70,000     70,000   $ 7.50        -0-        0   %
James Tilton         5,000      5,000   $ 7.50        -0-        0   %
Kent D. Krausman    13,000      3,000   $ 7.50     10,000        0.2 %

(1) Assumes a total of approximately 4,200,000 shares issued and outstanding.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. There are currently 4,195,200 shares of the Company's Common Stock issued and outstanding, and 10,000 shares of Preferred Stock issued and outstanding.

The following summary of certain terms of the Common Stock and Preferred Stock does no purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

COMMON STOCK

As of the date of this Prospectus, there are 4,195,200 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all maters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor.
In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock, par value $.01 per share. There are 10,000 Preferred Shares currently authorized, issued and outstanding. The Preferred Stock currently issued and outstanding is non-voting, and entitled to a liquidation preference of $2.00 per share in the event of dissolution or wind-up of the Company. The conversion rate of the Series A Preferred Shares is tied to a formula, and based upon the financial performance of the Company. The Statement of Series Shares applicable to the Series A Preferred Stock is filed herewith as an exhibit to the Registration Statement of which this Prospectus forms a part. The Board of Directors has the authority to issue all or any portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.
The issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

TRADING STATUS

The Company's Common Stock is traded on the Bulletin Board under the symbol "NOOF."

TRANSFER AGENT

The Transfer Agent for the Company is Corporate Securities Transfer, Inc., 370 Seventeenth Street, Suite 2350, Denver, Colorado 80202-4614, telephone number
(303) 595-3300.

LEGAL MATTERS

Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Krausman, L.L.C.. Kent D. Krausman, the sole owner of Krausman, L.L.C., is a director and shareholder of the Company, and a selling shareholder in this offering.

PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates the following documents by reference in the Registration Statement:

(a) The Company's Annual Report on Form 10-KSB filed for the year ended March 31, 1996, and the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1996, September 30, 1996, and December 31, 1996.

(b) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.   DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Sections 13 and 15(d) of the Exchange Act. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Kent D. Krausman, sole owner of Krausman, L.L.C., securities counsel to the Company, is a director and shareholder of the Company.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Company's Bylaws and the Colorado Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

Inasmuch as the persons receiving the Stock were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transactions were undertaken in reliance on the exemption from registration afforded by Section 4(2) of the Act.

Item 8. EXHIBITS.

4.1 Consulting Agreement with International Corporate Development, Inc..

4.2 Consulting Agreement with James Tilton.

4.3 Legal Services Agreement with Krausman, L.L.C.

5   Opinion of Krausman, L.L.C., consent included, relating to the issuance of the Shares pursuant to the terms of the Agreement.

Item 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or election of a managing underwriter.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 30, 1997.

                                    NEW FRONTIER MEDIA, INC.:


                                    By:     /S/ MARK H. KRELOFF
                                    Mark H. Kreloff, Chief Executive Officer
                                    and (Principal Executive Officer and
                                    Director)

                                    By:     /S/ SCOTT WUSSOW
                                    Scott Wussow, Chief Financial Officer
                                    (Principal Financial Officer)

                                     By     /S/ MICHAEL WEINER
                                     Michael Weiner, Executive Vice President
                                     and Director

                                     By:     /S/ KENT D. KRAUSMAN
                                     Kent D. Krausman, Director

EXHIBIT INDEX

4.1 Consulting Agreement with International Corporate Development, Inc.

4.2 Consulting Agreement with James Tilton.

4.3 Legal Services Agreement with Krausman, L.L.C.

5   Opinion of Krausman, L.L.C., consent included, relating to the issuance of the Shares

                                            EXHIBIT 4.1

                 NEW FRONTIER MEDIA, INC.
                    1050 Walnut Street
                         Suite 301
                  Boulder, Colorado 80302
                      (303) 444-0632

April 21, 1997

Mr. Donald S. Whitlock, President
International Corporate Development, Inc.
450 South Galena
Suite 202
Aspen, Colorado 81611

Dear Mr. Whitlock:

This letter will serve to memorialize the terms of agreement between New Frontier Media, Inc., a publicly-traded Colorado corporation ("NOOF") and International Corporate Development, Inc., a public relations firm specializing in shareholder and public relations ("ICD").

Engagement. NOOF agrees to engage ICD as a non-exclusive public relations and shareholder representative. ICD shall publicize NOOF to brokers, prospective investors and shareholders, and shall advise NOOF regarding methods to increase public awareness of NOOF and its stock.

Term of Agreement. This agreement shall be in effect for a period of six (6) months from the date of execution by all parties hereto. NOOF shall have the right to terminate this agreement at any time after three (3) months from the date of execution.

Compensation. The parties hereto agree that the degree of success of ICD's efforts under this agreement will be demonstrated in the public market for NOOF's stock, particularly with respect to buying volume and stock price.
ICD's compensation shall be directly related to increases in purchases of NOOF stock in the public market that occur as a result of ICD's promotion efforts. In consideration of the services to be performed under this agreement by ICD, NOOF agrees to pay ICD up to 70,000 shares of NOOF common stock (the "Shares"). The Shares shall be placed in an escrow account, and shall be released to ICD according to the following performance schedule:

1. 15,000 Shares shall be released to ICD upon confirmation (via DTC sheets) that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least 55,000 shares of NOOF's free-trading stock in the market, during the term of this agreement;

2. An additional 15,000 Shares shall be released to ICD upon confirmation that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least an additional 55,000 shares of NOOF's free-trading stock in the market, for a total of at least 110,000 NOOF shares purchased, during the term of this agreement; and,

3. An additional 10,000 Shares shall be released to ICD upon confirmation that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least an additional 47,500 shares of NOOF's free-trading stock in the market, for a total of at least 157,500 NOOF shares purchased, during the term of this agreement; and,

4. An additional 10,000 Shares shall be released to ICD upon confirmation that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least an additional 47,500 shares of NOOF's free-trading stock in the market, for a total of at least 205,000 NOOF shares purchased, during the term of this agreement; and,

5. An additional 10,000 Shares shall be released to ICD upon confirmation that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least an additional 47,500 shares of NOOF's free-trading stock in the market, for a total of at least 252,500 NOOF shares purchased, during the term of this agreement; and,

6. An additional 10,000 Shares shall be released to ICD upon confirmation that ICD's promotional efforts on behalf of NOOF have resulted in purchases of at least an additional 47,500 shares of NOOF's free-trading stock in the market, for a total of at least 300,000 NOOF shares purchased, during the term of this agreement.

Any reference to purchases of NOOF free-trading stock shall mean the free-trading stock of NOOF issued and outstanding on April 21, 1997. Any NOOF Shares released to ICD is specifically exempted from inclusion in the calculation of number of NOOF shares purchased in the market as set forth in numbered paragraphs 1 through 6, above.

ICD shall forfeit any of the Shares not released to ICD pursuant to the terms of this agreement. NOOF agrees to file a registration statement on Form S-8 with the U.S. Securities and Exchange Commission to include all of the Shares released to ICD under this agreement.

Representations and Warranties of NOOF.   The terms of this agreement have been
duly reviewed and authorized by NOOF's Board of Directors. Performance of the terms of this agreement by NOOF will not violate any applicable court order, decree, law or regulation, and will not violate any other contractual obligation of NOOF. NOOF will deliver due diligence packages to ICD for use by ICD, and will provide a current list of NOOF shareholders and market makers to ICD. NOOF hereby warrants that all of the information it provides to ICD shall be true, accurate, complete, and not misleading. NOOF shall immediately notify ICD if any information becomes inaccurate. NOOF shall make every reasonable effort to assist ICD in assuring timely and accurate dissemination of NOOF information.

Representations and Warranties of ICD. ICD is not a registered broker-dealer, and is not otherwise associated in any way with the National Association of Securities Dealers, Inc. (the "NASD"). ICD shall not violate any federal or state statute or regulation in undertaking its promotional activities hereunder. ICD hereby warrants that its Board of Directors has reviewed all applicable securities laws with its counsel, and understands prohibitions contained in federal and state securities laws against acting as an
unregistered underwriter.   ICD is acquiring the Shares for its own account,
and not for the purpose of any unlawful further distribution of said Shares. ICD shall rely only upon information provided by NOOF. NOOF shall not be liable for any information disseminated by ICD that is not provided by NOOF. ICD shall use its best efforts to lawfully stimulate interest in NOOF, which may result in an increase in NOOF trading volume; however, ICD does not guarantee any specific result. ICD shall fully disclose the nature of its relationship with NOOF to all potential investors, brokers, and market makers, including but not limited to the fact that ICD's compensation is tied to volume trading increases in NOOF stock. ICD agrees to not disclose or otherwise in any way disseminate any non-public or confidential NOOF information that it may obtain during the term of this agreement.

Ownership of Materials. All information, due diligence materials, and other disclosure provided to ICD by NOOF shall remain the exclusive property of NOOF.

This agreement shall be governed by the laws of the State of Colorado. This agreement may be executed in multiple counterparts, each of which shall be deemed an original.

If the foregoing accurately reflects our agreement, please sign below and fax a copy back to me at (303) 444-0734.

Yours truly,


/S/ MICHAEL WEINER
Michael Weiner
Executive Vice President
New Frontier Media, Inc.

AGREED AND ACCEPTED THIS 22nd DAY OF APRIL, 1997:



/S/ DONALD S. WHITLOCK
Donald S. Whitlock, President
International Corporate Development, Inc.


















                                            EXHIBIT 4.3



April 20, 1997

Mr. Mark H. Kreloff
Mr. Michael Weiner
New Frontier Media, Inc.
1050 Walnut Street, Suite 301
Boulder, Colorado 80302

       RE: Securities Representation

Dear Gentlemen:

The purpose of this letter is to set forth the fee and expense agreement and other matters between me and NEW FRONTIER MEDIA, INC. ("you" or the "Company"), relating to general corporate and securities services and advice which I may subsequently render to you. I am pleased to present this agreement for your signature, and hope that it heralds a long professional and personal relationship that is enjoyable and profitable for both of us. Please sign the two originals of this letter I am providing, and return one original to me in the enclosed envelope.

I. SCOPE OF WORK.

This firm is authorized to act as special corporate and securities counsel, to perform legal services, render professional legal advice and consult with you and with persons you designate relating to federal and state corporate and securities laws and matters involving international or non-U.S. law, as requested.

I will also assist you in relations with accounting and other professionals, as requested. Unless otherwise agreed to in advance, all services will be rendered on an hourly rate basis, as discussed below. This letter grants me the authority to take all actions necessary to render legal services requested of me. I am also empowered to retain the services of other associate or special counsel, provided you have been notified and have approved the arrangement and payment terms in advance. The services to be rendered may include a due diligence review of any proposed mergers or acquisitions, advice on structuring one or more reorganizations, preparation and/or review of all transactional documents, preparation and filing of appropriate periodic reports with the Securities and Exchange Commission and other regulatory authorities as required, state securities filings and compliance, and securities advice and drafting of documents related to private placements and public offerings by the Company.

II. FEE STRUCTURE.

A.  Payment for Legal Services.

   1. Hourly Compensation. I will bill the services I perform under this Agreement on a monthly basis and at a discounted rate of $125 per hour. This rate shall apply for all matters, including matters involving international transactions, international or foreign corporate/securities law, and the application of United States laws to foreign-related transactions (including Regulation S transactions), unless we negotiate a fixed fee or other arrangement for particular services. I will not increase this preferred hourly billing rate during the term of this Agreement. I bill by time in increments of 1/10th of an hour.

   2. Securities of the Company. In return for receiving the discounted billing rate set forth above, the Company shall cause to be issued Three Thousand (3,000) shares of the Company's Common Stock (the "Shares") to me, valued at par, within 90 days of the execution of this agreement. In addition, the Company shall prepare and file with the Securities and Exchange Commission, at its expense, a Registration Statement on Form S-8 within 90 days of the execution of this agreement, to include the Shares.

B.  Advance Against Fees and Expenses.   None.

C. Other Fees and Compensation. We acknowledge that I may have one or more associates, business partners, or other acquaintances who may be interested in investing in the Company. You and I may negotiate any form and combination of compensation for my introduction of these sources to the Company. I am only compensated for an introduction when the Company realizes a direct economic benefit from one or more of my sources.

D. Expenses. You agree to reimburse me for all costs and expenses incurred on your behalf in the course of performing services under this Agreement. Such expenses include but are not limited to travel expenses, printing, photocopy and binding costs, outside and overtime secretarial costs if needed, long-distance telephone charges, and other payments made by me to vendors on you behalf or in connection with work for you. I will deduct such expenses from the advance each month as incurred. I will charge my travel time to you on a portal-to-portal basis, but will not include time spent on other matters. I will charge you for photocopies at the rate of $.10 per page, for automobile travel mileage at the rate of $.40 per mile, and for telecopies transmitted at the rate of $.50 per page ($1.00 per page if overseas). I will not advance any filing fees, nor am I required to incur any other expense not covered by the advance then on hand.

E. Billing Statements. I will render a billing statement to you on a monthly basis reflecting all legal services performed and expenses incurred; the statement also will reflect all deductions made from the advance and all amounts not covered by the advance and therefore due and payable on that statement. You agree to pay each monthly billing statement upon receipt. Any billing statement or statement item not paid within thirty (30) days of the statement date shall bear interest at the rate of 1.5% per month (18% per annum) on the unpaid balance.

III.  TERMINATION OR WITHDRAWAL.

Should you terminate my services or should I withdraw as your counsel, you agree to pay for all legal services theretofore rendered at my normal hourly rate or rates then in effect; for all unreimbursed expenses incurred by me through the date of termination; and for all expenses associated with preparing and shipping records to you. I may apply against the sum thus due all advances being held by me, as well as other funds of yours that may be in my safekeeping. After such application of funds, if any, you agree to pay all sums owed me within thirty (30) days after termination or withdrawal. Any sums not timely paid shall bear interest on the terms stated above.

IV. MISCELLANEOUS.

If it becomes necessary for me to collect, or hire another attorney to collect, any sums owed under this Agreement, you agree to pay all reasonable costs of such collection, including court costs and attorneys' fees. You agree that I may retain all papers, books, documents and securities belonging to you which come into my possession in the course of my professional engagement hereunder until all sums owed me are paid. Nothing in this Agreement shall limit my statutory lien for attorney fees and expenses.

You further agree that this agreement covers all legal services which I render to or for another person or entity at your request, and covers related expenses, and that you will pay all fees and expenses relating to such other services, unless I have agreed otherwise in writing.

By signing below you acknowledge that you have carefully read and understand this Agreement in its entirety, that I have satisfactorily answered all your questions concerning it, that you accept and agree to it in all particulars, and that the execution of this Agreement has been duly authorized by all requisite corporate action. I am pleased that you have chosen me to perform this work for you, and feel confident that you will be satisfied with my services.

               Sincerely,

               /S/ KENT D. KRAUSMAN

               Kent D. Krausman


     Accepted and agreed to on April 20, 1997.

     NEW FRONTIER MEDIA, INC.:



          /S/ MARK H. KRELOFF
     Mark H. Kreloff, Chief Executive Officer
























                                            EXHIBIT 5.1





April 30, 1997

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

  RE: Grafix Time Corporation d/b/a Carrera Golf

Dear Sir or Madam:

This firm represents Grafix Time Corporation, a New York corporation (the "Issuer") in connection with the Issuer's Registration Statement on Form S-8 dated April 30, 1997 (the "Registration Statement") under the Securities Act of 1933, which registers a total of 78,000 shares of the Issuer's common stock (the "Registered Stock") issued to Donald S. Whitlock, James Tilton, and Kent
D. Krausman in connection with performance of certain consulting and legal services. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering this opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                  KRAUSMAN, L.L.C.:



                                  /S/ KENT D. KRAUSMAN
                                  Kent D. Krausman